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                                                                    Exhibit 10.2

                            STOCK PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 15, 2004

                                 BY AND BETWEEN

                              CANCERVAX CORPORATION

                                       AND

                                   SERONO B.V.

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                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 15, 2004, is made by and between CancerVax Corporation, a Delaware corporation ("CancerVax"), and Serono B.V., a Netherlands corporation ("Serono"). CancerVax and Serono may each be referred to as a "Party" or together, the "Parties".

                                    RECITALS

         WHEREAS, concurrently with the execution of this Agreement, CancerVax, Serono and certain other parties are entering into a Third Amended and Restated Investors' Rights Agreement (the "Registration Rights Agreement"), and CancerVax and an Affiliate of Serono are entering into a Collaboration and License Agreement (the "Collaboration Agreement" and together with this Agreement, the "Transaction Agreements"); and

         WHEREAS, it is contemplated by the Collaboration Agreement that CancerVax issue and sell to Serono, and Serono purchase, shares of Common Stock (as defined below) of CancerVax pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, covenants and agreements contained herein, CancerVax and Serono, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         For purposes of this Agreement, in addition to the other terms defined elsewhere in this Agreement (as set forth in the chart below), the following initially capitalized terms, whether used in the singular or plural, shall have the following meanings:

         1.1 "Affiliate" means any Person directly or indirectly controlled by, controlling, or under common control with, a Person, but only for so long as such control shall continue. For purposes of this definition, "control" (including, with correlative meanings, "controlled by", "controlling," and "under common control with") means, with respect to a Person, possession, directly or indirectly, of (a) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) or (b) at least fifty percent (50%) of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of such Person. For the avoidance of doubt, neither of the Parties shall be deemed to be an Affiliate of the other.

         1.2 "Business Day" means any day that is not a Saturday, Sunday, or a day on which banking institutions in Carlsbad, California or The Netherlands are authorized or required by Law to be closed for business.

         1.3 "Change in Control" shall be mean the occurrence of any of the following events: (a) if a Party sells, conveys or otherwise disposes of all or substantially all of its assets, (b) if a Party merges or consolidates with, or is acquired by, any other corporation or business entity or

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effects any other transaction or series of transactions the result of which is that shareholders of such Party immediately prior to such transaction or the first of such series of transactions do not own at least fifty percent (50%) of the outstanding voting power of the surviving corporation immediately after the completion of such transaction or the last of such series of transactions, (c) a Person, together with its Affiliates, becoming the direct or beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities or outstanding shares of common stock of such Party, or (d) if a Party effects any other transaction or series of transactions in which the members of the Board of Directors of such Party prior to the transaction or the first of such series of transactions constituting the putative Change in Control event (the "Continuing Directors"), together with any members of the Board of Directors appointed by the Continuing Directors, do not constitute a majority of the members of the Board of Directors of the enterprise following completion of the transaction or the last of such series of transactions constituting the putative Change in Control event.

         1.4 "Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required under applicable environmental Laws.

         1.5 "Governmental Authority" means any applicable United States government authority, court, tribunal, arbitrator, agency, legislative body, commission, or any state, province, county, city or other political subdivision thereof.

         1.6 "Knowledge" means, with respect to a matter that is the subject of a given representation or warranty, the knowledge, information or belief that the executive officers of CancerVax, have (or should reasonably have) after making reasonable inquiry into the relevant subject matter.

         1.7 "Laws" or "Law" means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law of any Governmental Authority.

         1.8 "Material Adverse Effect" means any state of facts, event, change, development, effect, condition, occurrence, non-occurrence, or circumstance that, individually or in the aggregate (taking into account all other such states of fact, events, conditions, non-occurrences or circumstances)
(a) give rise to or could reasonably be expected to give rise to a material adverse effect on the business, condition (financial or otherwise), results of operations, properties or assets of CancerVax or its subsidiaries, or (b) prevents or materially impedes the consummation of the transactions contemplated by the Transaction Agreements.

         1.9 "Person" means any natural person, corporation, general partnership, limited partnership, joint venture, proprietorship, or other business organization.

         1.10     "SEC" means the U.S. Securities and Exchange Commission.

         1.11     Other Terms.

"Act" shall have the meaning set forth in Section 3.19.1.

"Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

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"Action" shall have the meaning set forth in Section 3.7.

"CancerVax" shall have the meaning set forth in the first paragraph of this Agreement.

"CancerVax Financial Statements" shall have the meaning set forth in Section 3.19.2.

"CancerVax SEC Documents" shall have the meaning set forth in Section 3.19.1.

"CancerVax Indemnified Parties" shall have the meaning set forth in Section
6.1.2.

"Closing" shall have the meaning set forth in Section 2.3.

"Closing Date" shall have the meaning set forth in Section 2.3.

"Collaboration Agreement" shall have the meaning set forth in the Recitals.

"Common Stock" shall have the meaning set forth in Section 3.2.

"Exchange Act" shall have the meaning set forth in Section 3.19.

"Lock-up Period" shall have the meaning set forth in Section 5.2.

"Parties" and "Party" shall have the meaning set forth in the first paragraph of this Agreement.

"Purchase Price" shall have the meaning set forth in Section 2.1.

"Registration Rights Agreement" shall have the meaning set forth in the Recitals.

"Rights" shall have the meaning set forth in Section 3.8.

"Rule 144" shall have the meaning set forth in Section 5.1.

"Purchased Stock" shall have the meaning set forth in Section 2.1.

"Serono" shall have the meaning set forth in the first paragraph of this Agreement.

"Serono Indemnified Parties" shall have the meaning set forth in Section 6.1.1.

"Third Quarter 10-Q" shall have the meaning set forth in Section 3.8.

"Transaction Agreements" shall have the meaning set forth in the Recitals.

"2003 Annual Report" shall have the meaning set forth in Section 3.8.

                                    ARTICLE 2
                        PURCHASE AND SALE OF COMMON STOCK

         2.1 Issuance of Common Stock. Subject to the terms and conditions of this Agreement, on the Closing Date, CancerVax shall issue and sell to Serono, and Serono shall purchase, 1,000,000 shares of Common Stock (the "Purchased Stock") at a purchase price per share of Twelve United States dollars (U.S. $12.00), for an aggregate purchase price of Seventeen Million and Four United States dollars (U.S. $12,000,000) (the "Purchase Price").

         2.2 Conditions to Closing. The obligations of each Party to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, unless otherwise waived in writing: (a) contemporaneously with the Closing hereof the other Party (or in the case of Serono, Serono and Serono's Affiliate) shall deliver each of the other Transaction Agreements, duly executed by it, (b) CancerVax, Serono and holders of 60% in interest of Registrable Securities (as such term is defined in the Registration Rights Agreement) shall have executed the Registration Rights Agreement, and (c) Serono shall have received an opinion of Latham & Watkins LLP, counsel to CancerVax, dated the Closing Date, in the form attached hereto as Exhibit A.

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         2.3      Closing. The purchase and sale of the Purchased Stock (the
"Closing") shall occur at CancerVax's offices at 2110 Rutherford Road, Carlsbad, California, 92008, USA, on the date hereof unless the conditions to closing set forth in Section 2.2 shall not have been satisfied or waived, and in such event the Closing shall occur two (2) Business Days after the date on which such conditions are satisfied or waived (unless otherwise agreed to by the Parties). The date on which the Closing occurs is referred to herein as the "Closing Date".

         2.4      Delivery.

                  2.4.1 Purchase Price. At the Closing, Serono shall deliver to CancerVax the Purchase Price by wire transfer of same day funds to the bank account designated by CancerVax to Serono.

                  2.4.2 Stock Certificate. At promptly as practicable following the Closing, CancerVax shall deliver to Serono a stock certificate, registered in Serono's name, representing the Purchased Stock and bearing the legends required by Section 5.3.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF CANCERVAX

         As a material inducement to Serono to enter into this Agreement, CancerVax hereby represents and warrants to Serono as of the date hereof and makes such representation and warranty as of the Closing Date as follows:

         3.1 Organization. CancerVax is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Except as set forth on Exhibit 21 to the 2003 Annual Report and except for the CancerVax Research Foundation, CancerVax has no subsidiaries and does not own or control, directly of indirectly, any shares of capital stock of any other corporation or any interest in any partnership, limited liability company, association, joint venture or other non-corporate business enterprise. CancerVax owns (directly or indirectly) all of the capital stock of each of its subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. CancerVax has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as now conducted and as proposed to be conducted in the CancerVax SEC Documents, to enter into this Agreement, to issue and sell the Purchased Stock and to carry out the other transactions contemplated by this Agreement. CancerVax is qualified to transact business and is in good standing in each jurisdiction in which the character of the properties and assets owned, leased or operated by CancerVax or the nature of the business conducted by CancerVax makes such qualification necessary, except as would not reasonably be expected to have a Material Adverse Effect. CancerVax has furnished to Serono complete and accurate copies of its certificate of incorporation and bylaws, each as amended to date and presently in effect.

         3.2 Capitalization. The authorized capital of CancerVax as of December 13, 2004 consists of 75,000,000 shares of common stock, par value $0.00004 per share (the "Common Stock"), of which 26,797,112 shares are issued and outstanding, and 10,000,000 shares of preferred stock (of which 75,000 shares are designated as Series A Junior Participating Preferred

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Stock), none of which are issued and outstanding. Except as disclosed in filings
CancerVax has made under the Exchange Act or the Act or as provided in the Transaction Agreements, there are not, nor upon the consummation of the transactions contemplated hereby shall there be (a) any outstanding options, calls, warrants, rights (including conversion or preemptive rights and rights of first refusal) or agreements pursuant to which CancerVax is or may become obligated to issue, sell or repurchase, or offer to issue, sell or repurchase, any shares of its capital stock or any other securities of CancerVax or (b) any restrictions on the transfer of capital stock of CancerVax other than pursuant to state and federal securities Laws. Except as set forth in the CancerVax SEC Documents, CancerVax is not a party to any agreement or understanding relating to the voting of shares of capital stock of CancerVax or, to the Knowledge of CancerVax, is there any agreement or understanding relating to the giving of written consents by a stockholder or director of CancerVax. To the Knowledge of CancerVax, Schedule A to the Registration Rights Agreement sets forth the number of "Registrable Securities" (as such term is defined in the Registration Rights Agreement) as of the date hereof.

         3.3 Authorization. Except for the approval of the holders of Registrable Securities required by Section 4.7 of CancerVax's Second Amended and Restated Investors' Rights Agreement (which CancerVax represents and warrants, as of the Closing Date, have been obtained), all corporate action on the part of CancerVax, its directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of CancerVax hereunder and thereunder, including the authorization, issuance and delivery of the Purchased Stock, has been taken. Each of this Agreement and the Registration Rights Agreement have been duly executed and delivered by CancerVax and constitutes a legal, valid and binding obligation of CancerVax, enforceable against CancerVax in accordance with its terms, except as such enforceability may be limited (a) by applicable insolvency and other Laws affecting creditors' rights generally, (b) by general principles of equity that restrict the availability of equitable remedies, or
(c) to the extent that the unenforceability of indemnification provisions may be limited by applicable Laws or public policy.

         3.4 No Conflicts. The execution, delivery and performance of this Agreement and compliance with the provisions thereof by CancerVax do not and shall not (a) violate any provision of Law, or any ruling, writ, injunction, order, permit, judgment or decree of any Governmental Authority binding upon CancerVax, except where such violation would not reasonably be expected to have a Material Adverse Effect, (b) constitute a breach of or default under (or an event that, with notice or lapse of time or both, would become a default) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, by which CancerVax or any of its subsidiaries or any of their respective properties and assets are bound, except where such breach, default or conflict would not reasonably be expected to have a Material Adverse Effect, (c) result in the creation or imposition of any lien, security interest, charge or encumbrance of any kind upon any of the material properties or assets of CancerVax or (d) violate or conflict with any of the provisions of CancerVax's or its subsidiaries' certificate of incorporation, bylaws or other organizational documents as in effect on the date hereof.

         3.5 No Governmental Authority or Third Party Consents. Except for the approval of the holders of Registrable Securities required by Section 4.7 of CancerVax's Second Amended

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and Restated Investors' Rights Agreement, no consent, approval, authorization or other order of any Governmental Authority or other third party is required to be obtained by CancerVax or its subsidiaries in connection with the authorization, execution, delivery and performance of this Agreement or the Registration Rights Agreement or with the authorization, issue and sale of the Purchased Stock, and consummation by CancerVax of any of the transactions contemplated hereby other than such filings as may be required to be made with the SEC and with any state blue sky or securities regulatory authority.

         3.6 Valid Issuance of Purchased Stock. When issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, and assuming the accuracy of Serono's representations set forth in
Section 4, the Purchased Stock shall be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances, charges, claims, security interests of any nature whatsoever, or restrictions on transfer, including preemptive rights, rights of first refusal or other similar rights, other than restrictions on transfer under the Transaction Agreements and under federal, state and foreign securities Laws.

         3.7 Litigation. There is no action, suit, proceeding or investigation pending or, to the Knowledge of CancerVax, threatened against CancerVax, its subsidiaries or their respective properties or that CancerVax or its subsidiaries intend to initiate before any Governmental Authority (collectively, an "Action") that (a) questions the legality, validity or enforceability of this Agreement, the legality or validity of the Purchased Stock or the right of CancerVax to enter into this Agreement, or to consummate the transactions contemplated hereby, and (b) except for such Actions that are not set forth in the CancerVax SEC Documents, if determined adversely will, or would reasonably be expected to have, a Material Adverse Effect. CancerVax and its subsidiaries are not and have not been the subject of any Action involving a claim of violation of, or liability under, federal or state securities Laws nor has there been and there is not pending, or to the Knowledge of CancerVax, threatened, any investigation by the SEC involving CancerVax or its subsidiaries. To the Knowledge of CancerVax, and except as would not reasonably be expected to have a Material Adverse Effect, no current or former director or officer of CancerVax is or has been the subject of any Action involving a claim of violation of, or liability under, federal or state securities Laws or a claim of a breach of fiduciary duty, nor has there been and there is not pending or threatened, any investigation by the SEC involving any current or former director or officer of CancerVax. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by CancerVax or its subsidiaries under the Exchange Act or the Act.

         3.8 Intellectual Property. To its Knowledge, CancerVax has all licenses, patents, copyrights, trademarks, trade names, trade secrets and other proprietary rights (collectively "Rights") necessary to permit it to own and operate its properties and assets and to conduct its business as described in CancerVax's annual report on Form 10-K for the twelve (12) month period ended December 31, 2003 (the "2003 Annual Report") and CancerVax's quarterly report on Form 10-Q for the quarterly period ended September 30, 2004 (the "Third Quarter 10-Q") or as presently conducted, except where such failure to have such Rights would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the 2003 Annual Report and the Third Quarter 10-Q, or as would not reasonably be expected to have a Material Adverse Effect, (a) all of the Rights held by CancerVax are in full force and effect, and CancerVax has

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taken all reasonable action to maintain and protect such Rights, (b) there are no outstanding violations, notices of noncompliance, judgments, consent decrees, orders or judicial or administrative actions, or, to CancerVax's Knowledge, investigations or proceedings, adversely affecting any of such Rights, (c) the Rights are not subject to any pending, or to CancerVax's Knowledge, threatened, adverse claims against or disputes with respect to any of such Rights, (d) to CancerVax's Knowledge, the conduct of CancerVax's business as described in the 2003 Annual Report and the Third Quarter 10-Q, or as presently conducted, does not involve infringement, violation or misappropriation of any patent, trademark, trade name, copyright, trade secret, license, ownership or similar right of any third party, and (e) to CancerVax's Knowledge, no condition exists and no event has occurred which (whether with or without notice, lapse of time or the occurrence of any other event) would permit the suspension or revocation of any such Rights other than by expiration of the term set forth therein.

         3.9 Permits. CancerVax has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, except where the failure to have such franchises, permits, licenses, or similar authority would not reasonably be expected to have a Material Adverse Effect.

         3.10 Compliance with other instruments. CancerVax is not in violation of or default under (a) any bond, debenture, note or other evidence of indebtedness, or any lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instruments to which CancerVax is a party or by which it or its properties are bound, nor is any such agreement or instrument subject to termination, cancellation, modification or acceleration of any obligation thereunder (with or without notice or the passage of time or otherwise), except where such violation, default, termination, cancellation, modification or acceleration would not reasonably be expected to have a Material Adverse Effect, and (b) its certificate of incorporation or bylaws. All such bonds, debentures, notes or other evidence of indebtedness, or any lease, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instruments are in full force and effect and are valid, binding and enforceable in accordance with their terms, except where such failure to be in full force and effect or failure to be valid, binding and enforceable agreements or instruments would not reasonably be expected to have a Material Adverse Effect.

         3.11 Title to Property and Assets. CancerVax and its subsidiaries have good and sufficient title to all real properties and assets reflected in the CancerVax Financial Statements or acquired by CancerVax after the date of such CancerVax Financial Statements (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not impair CancerVax and it subsidiaries' respective ownership or use of such property or assets, except where the failure to have such good and sufficient title would not reasonably be expected to have a Material Adverse Effect, or except as set forth in the CancerVax SEC filings. With respect to the property and assets it leases, CancerVax is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances, except where the failure to be in compliance or hold a valid leasehold interest would not reasonably be expected to have a Material Adverse Effect.

         3.12 Laws and Environmental Laws. CancerVax is and has been in compliance with all Laws applicable to its business, properties and assets, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. CancerVax is

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and has been in compliance with all Environmental Laws and has obtained all necessary Environmental Permits, all of which are in full force and effect, and no event or condition has occurred that may interfere in any respect with the compliance by CancerVax with any Environmental Law or that may give rise to any liability under any Environmental Law, except as would not reasonably be expected to have a Material Adverse Effect. CancerVax has not received any oral or written notice, claim, demand, suit or request for information from any Governmental Authority with respect to any liability or alleged liability under any Environmental Law, except as would not reasonably be expected to have a Material Adverse Effect.

         3.13 Tax Returns, Payments and Elections. CancerVax and its subsidiaries have filed all material tax returns and reports (including information returns and reports) as required by law, and such returns and reports are true and correct in all material respects. CancerVax has paid all taxes due and any assessments received by it, except any such tax, the validity or amount of which is being contested in good faith by appropriate proceedings and as to which CancerVax has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles. CancerVax has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge that is currently in effect. CancerVax has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations. CancerVax has not received any notice of audit, proposed adjustment or deficiency from any taxing authority, except as would not reasonably be expected to have a Material Adverse Effect.

         3.14 Employment and Labor Matters. CancerVax is in compliance with applicable Laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. CancerVax is in compliance with all applicable Laws and regulations regarding occupational safety and health standards, and has received no complaints from any Governmental Authority alleging violations of any such Laws and regulations, except in such cases that would not reasonably be expected to have a Material Adverse Effect.

         3.15 Payments; Political Contributions. Neither CancerVax nor, to the Knowledge of CancerVax, any of the officers, directors, employees, agents or other representatives of CancerVax or any other business entity or enterprise with which CancerVax is or has been affiliated or associated has, directly or indirectly on behalf of CancerVax, made or authorized any payment, contribution or gift of money, property, or services (a) as a kickback or bribe to any person or (b) except as permitted by Law, to any political organization, or the holder of or any aspirant to any elective or appointive public office.

         3.16 Insurance. CancerVax, its subsidiaries and its properties are insured in such amounts, against such losses and with such insurers as CancerVax and its Board of Directors reasonably believe are appropriate in light of the nature of the properties and businesses of CancerVax. No notice of any termination or threatened termination of any of insurance policies of CancerVax in effect on the date hereof has been received and such policies are in full force and effect.

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         3.17     Full Disclosure. The representations and warranties of
CancerVax in this Agreement and the schedules, certificates and exhibits furnished to Serono by or on behalf of CancerVax in connection herewith did not and do not contain any untrue statement of a material fact and did not and do not omit to state any material fact necessary to make the statements herein or therein not misleading. CancerVax hereby acknowledges that Serono is relying on CancerVax's representations, warranties and covenants contained herein in making an investment decision with respect to the Purchased Stock and will be relying thereon in connection with any transfer of the Purchased Stock to its Affiliates.

         3.18 Independent Accountants. To the Knowledge of CancerVax, Ernst & Young LLP, who has certified certain financial statements of CancerVax, is an independent public accountant as required by the Act.

         3.19     CancerVax SEC Documents; Financial Statements; Listing.

                  3.19.1 SEC Filings. CancerVax has filed with the SEC all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required by the Exchange Act ("CancerVax SEC Documents"). As of their respective filing dates, each of the CancerVax SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the SEC promulgated thereunder, in each case to the extent applicable to such CancerVax SEC Documents.

                  3.19.2 CancerVax Financial Statements. The financial statements of CancerVax for the year ended December 31, 2003, including the footnotes thereto, included in the 2003 Annual Report, and the financial statements, including the footnotes thereto, included in the Third Quarter 10-K (collectively, the "CancerVax Financial Statements") have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the period(s) involved (except as may be indicated in the notes thereto; and subject, in the case of financial statements included in the Third Quarter 10-Q, to the absence of footnote disclosure and normal year-end adjustments) and fairly and accurately present the financial position of CancerVax as of the dates thereof and the results of its operations and cash flows for the periods specified therein. Except as set forth in the CancerVax SEC Documents, CancerVax has no liabilities, whether absolute or accrued, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to the date of the most recent balance sheet contained in the CancerVax SEC Documents.

                  3.19.3 Listing. CancerVax's Common Stock is listed on the Nasdaq National Market and CancerVax has taken no action designed to, or that is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market. CancerVax has not received any notification that, and has no Knowledge that, the National Association of Securities Dealers Inc. is contemplating terminating such listing. The issuance and sale of the Purchased Stock pursuant to this Agreement does not require stockholder approval under, or otherwise contravene, the rules and regulations of the Nasdaq National Market.

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         3.20     Absence of Changes. Since December 31, 2003, and except as set forth in the CancerVax SEC documents, (a) there has been no event, occurrence or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, (b) CancerVax has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in the CancerVax's financial statements pursuant to United States generally accepted accounting principles or required to be disclosed in filings made with the SEC,
(c) CancerVax has not altered its method of accounting or the identity of its auditors, (d) CancerVax has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (e) CancerVax has not issued any equity securities to any officer, director or Affiliate, except pursuant to CancerVax's existing employee benefits plans.

         3.21 Offering. Subject to the accuracy of Serono's representations set forth in Section 4, the offer, sale and issuance of the Purchased Stock will be exempt from the registration requirements of the Act and will have been registered or qualified from all applicable state registration or qualification requirements.

         3.22 Brokers' or Finders' Fees. No broker, finder, investment banker or other Person retained or engaged by CancerVax is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

                                    ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF SERONO

         Serono hereby represents and warrants as of the date hereof as follows:

         4.1 Organization. Serono is a corporation duly organized, validly existing and in good standing under the Laws of The Netherlands. Serono has all requisite corporate power and corporate authority to enter into this Agreement, to purchase the Purchased Stock and to carry out the other transactions contemplated under this Agreement.

         4.2 Authorization. All corporate action on the part of Serono, its directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Serono hereunder, including the subscription and purchase of the Purchased Stock, has been taken. This Agreement has been duly executed and delivered by Serono and constitutes a legal, valid and binding obligation of Serono, enforceable against Serono in accordance with its terms, except as such enforceability may be limited (a) by applicable insolvency and other laws affecting creditors' rights generally, (b) by general principles of equity that restrict the availability of equitable remedies, or (c) to the extent the unenforceability of indemnification provisions may be limited by applicable laws or public policy.

         4.3 Purchase Entirely for Own Account. The Purchased Stock is being acquired for investment for Serono's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Serono has no present intention of selling, granting any participation in or otherwise distributing the Purchased Stock. Serono does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation in any of the Purchased Stock. Serono was not organized for the purpose of acquiring or holding the Purchased Stock.

         4.4 Investment Experience and Accredited Investor Status. Serono is an "accredited investor" (as defined in Regulation D under the Act). Serono has received or has had full access to all the information, and has had the opportunity to ask the questions and has received the answers, as Serono considers necessary or appropriate to make an informed investment decision with respect to the Purchased Stock. Serono understands that the purchase of the Purchased Stock involves substantial risk. Serono has sufficient knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of its investment in the Purchased Stock, and is capable of bearing the economic risks of such investment.

         4.5 Brokers' or Finders' Fees. No broker, finder, investment banker or other Person retained or engaged by Serono is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

                                    ARTICLE 5
            SECURITIES LAW MATTERS AND OTHER AGREEMENT OF THE PARTIES

         5.1 Restricted Securities. Serono understands that the Purchased Stock, when issued, shall be "restricted securities" under the federal securities Laws inasmuch they are being acquired from CancerVax in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Serono represents that it is familiar with Rule 144 of the Act, as presently in effect ("Rule 144"), and understands the resale limitations imposed thereby and by the Act.

         5.2 Limitations on Dispositions. For a period of eighteen (18) months from the Closing Date (the "Lock-up Period"), Serono shall not make any disposition of all or any portion of the Purchased Stock (including, for purposes of this Section 5.2, any shares of Common Stock issued or issuable in respect of the Purchased Stock), except upon CancerVax's prior written consent, such consent to be given or withheld in CancerVax's sole discretion; provided, however, that this Section 5.2 shall not apply to transfers or dispositions by Serono to any Affiliate; provided, that any such Affiliate agrees in writing to be bound by the same restrictions on disposition as set forth in this Section
5.2. Following the expiration of the Lock-up Period, Serono may divest itself of all or a portion of the Purchased Stock; provided, that Serono, for so long as it beneficially owns more than two percent (2%) of the outstanding Common Stock of CancerVax, will not sell a number of shares of Purchased Stock in any one week period that is greater than fifty percent (50%) of the average weekly trading volume of the Common Stock (during the immediately preceding four (4) week period) on the public securities market on which such shares are then traded. This Section 5.2 will terminate and be of no force and effect: (a) upon the termination of any of the Transaction Agreements (except if terminated by CancerVax in accordance with any such Transaction Agreement) or (b) immediately prior to a Change in Control of CancerVax (including pursuant to a tender or exchange offer). After the termination of the Lock-up Period, Serono agrees to make any disposition of the Purchased Stock in accordance with applicable Law.

         5.3 Legends. The certificates representing the Purchased Stock shall bear the following legend and any legend required by applicable state securities Laws or equivalent foreign laws until such time as such legends shall no longer apply:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO CANCERVAX THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT."

The foregoing legend shall be removed from the certificates representing the Purchased Stock at the request of the holder thereof, at such time as they become eligible for resale under the Act.

         5.4 Form D. CancerVax agrees to timely file a Form D with respect to the Purchased Stock as required under Regulation D after the Closing.

         5.5 Information. Serono shall promptly provide to CancerVax any information in respect of Serono or the Purchased Stock as CancerVax may reasonably request in order to comply with CancerVax's obligations under applicable federal and state securities Laws.

         5.6 Securities Laws Disclosure; Publicity. Except as otherwise required by Law or provided in the Collaboration Agreement, neither CancerVax nor Serono shall issue any press releases with respect to the transactions contemplated hereby without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. CancerVax shall not publicly disclose the name of Serono or its Affiliates, or include the name of Serono or its Affiliates in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of Serono, except to the extent such disclosure is required by Law or trading market regulations, in which case CancerVax shall provide Serono with prior notice of such disclosure.

         5.7 Continued Listing. CancerVax agrees to use commercially reasonable efforts, during the seven (7) year period following the date of this Agreement (and thereafter, unless the Board of Directors of CancerVax determines in good faith that it is not in the best interests of CancerVax to maintain such listing), to maintain the listing of its Common Stock on the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange, as CancerVax determines in its sole discretion; provided, however, that CancerVax need not comply with this provision in the event that CancerVax consummates a "going-private" transaction or a Change in Control after which CancerVax is not required to comply with the reporting requirements set forth in Section 13(a) or Section 15(d) of the Exchange Act.

                                    ARTICLE 6
                                 INDEMNIFICATION

         6.1      Indemnification.

                  6.1.1 CancerVax shall defend, indemnify and hold harmless Serono and its Affiliates and their respective officers, directors, employees, agents, successors and assigns (the "Serono Indemnified Parties") from and against any judgments, costs, awards, expenses (including reasonable attorneys' fees) or other liabilities ("Liabilities"), which may be sustained, suffered or incurred by the Serono Indemnified Parties arising out of, relating to or resulting from: (a) any breach or inaccuracy in any representation or warranty by CancerVax contained in this Agreement; or (b) any failure by CancerVax to perform or observe any term, provision, covenant, or agreement on the part of CancerVax to be performed or observed under this Agreement.

                  6.1.2 Serono shall defend, indemnify and hold harmless CancerVax and its Affiliates and their respective officers, directors, employees, agents, successors and assigns (the "CancerVax Indemnified Parties") from and against any Liabilities which may be sustained, suffered or incurred by the CancerVax Indemnified Parties arising out of, relating to or resulting from:
(a) any breach or inaccuracy in any representation or warranty by Serono contained in this Agreement; or (b) any failure by Serono or any of its Affiliates to perform or observe any term, provision, covenant, or agreement on the part of Serono or any of its Affiliates to be performed or observed under this Agreement.

                  6.1.3 Promptly after receipt by the Serono Indemnified Parties or the CancerVax Indemnified Parties, as applicable (either, an "Indemnified Party"), of any notice of any third-party claim or action, such Indemnified Party will, if a claim in respect thereof is to be made against CancerVax or Serono, as applicable (either, an "Indemnifying Party"), under this
Section 6.1, deliver to the Indemnifying Party a written notice of the commencement thereof.

                  6.1.4 The Indemnifying Party shall have the right to participate in, and to the extent it so desires, assume the defense of the relevant third-party claim or action, including any decisions regarding the settlement or disposition thereof; provided, however, that: (a) the Indemnifying Party shall not settle any third-party claim or action in a way that prejudices or adversely impacts an Indemnified Party without the prior approval of the Indemnified Party, which approval shall not be unreasonably withheld or delayed;
(b) if the defendants in any third-party claim or action include both the Indemnifying Party and the Indemnified Party, and either of them concludes that there may be legal defenses available to it that are different from, additional to or inconsistent with those available to the other party, the party so concluding shall: (i) have the right to select separate counsel to participate in the defense of the claim or action on its behalf; and (ii) bear the cost and expense of such separate defense, unless, and to the extent, the parties otherwise agree or it is determined by a court of competent jurisdiction that such cost and expense are or were required to be indemnified by the Indemnifying Party hereunder and are or were required to be incurred separately due to such different, additional or inconsistent defenses.

                  6.1.5 If the Indemnifying Party determines not to defend the third-party claim or action, or otherwise fails to do so with reasonable diligence, the Indemnified Party shall have the right to maintain the defense of such claim or action and the Indemnifying Party shall provide reasonable assistance to it in the defense of such claim or action and shall bear the reasonable costs and expenses of such defense (including reasonable attorneys' fees of one counsel to the Indemnified Party), provided, however, in no event shall the Indemnified Party settle or compromise any claim hereunder without the prior approval of the Indemnifying Party, which approval shall not be unreasonably withheld or delayed.

                  6.1.6 Either Serono or CancerVax, as applicable, shall provide, and shall cause the Indemnified Party to provide, reasonable assistance to the Indemnifying Party in the defense, settlement or other disposition of a third-party claim or action, including by making available all pertinent information and personnel under its control to the Indemnifying Party.

                                    ARTICLE 7
                                  MISCELLANEOUS

         7.1 Further Assurances. At the reasonable request of a Party, the other Party shall do, execute, acknowledge, deliver and file (or cause the same) all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably required to effect any provision of this Agreement.

         7.2 Registration and Filing of this Agreement. To the extent, if any, that either Party concludes in good faith that it or the other Party is required to file or register this Agreement or a notification thereof with any Governmental Authority, including the SEC, the Competition Directorate of the Commission of the European Union or the U.S. Federal Trade Commission, in accordance with Law, such Party shall inform the other Party thereof and in such event the Parties shall cooperate, each at its own expense, in such filing, registration or notification and shall execute all documents reasonably required in connection therewith. The Parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Agreement, and shall reasonably cooperate to respond to any request for further information therefrom on a timely basis.

         7.3 Relationship of the Parties. Neither Party shall have any responsibility for the hiring, termination or compensation of the other Party's employees or for any employee benefits of such employee. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party's approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, Serono's legal relationship under this Agreement to CancerVax shall be that of independent contractor. This Agreement is not a partnership agreement and nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between the Parties.

         7.4 Expenses. Each Party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement.

         7.5 No Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of either Party hereto. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any Claim in respect of any debt, liability or obligation (or otherwise) against either Party.

         7.6 Notices. All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, or by mail (first class, postage prepaid), or by overnight delivery using a globally-recognized carrier, to the Parties at the following addresses:

                  (a)      if to CancerVax, to:

                           CancerVax Corporation
                           2110 Rutherford Road
                           Carlsbad, CA 92008 USA
                           Attn: President & CEO
                           With a copy to: General Counsel
                           Facsimile No.: (760) 494-4282

                  (b)      with a copy to:

                           Latham & Watkins LLP
                           12636 High Bluff Drive, Suite 300
                           San Diego, CA  92130  USA
                           Attn:  Scott N. Wolfe, Esq.
                           Facsimile No.: (858) 523-5450

                  (c)      if to Serono, to:

                           Serono B.V.
                           c/o Serono International SA
                           15 bis, Chemin des Mines
                           Case Postale 54
                           CH-1211, Geneve 20
                           Switzerland
                           Attn: General Counsel
                           Facsimile No.: 41-22-739-3070

or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor. All notices shall be deemed effective upon receipt by the addressee.

         7.7 Assignment. This Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party; provided, that Serono may assign or transfer this Agreement (a) to an Affiliate or (b) in the event of a Change of Control (not including an assignment or transfer by Serono to an Affiliate), to its successor-in-interest resulting from such Change of Control. Any attempted assignment not in accordance with this Section 7.7 shall be void. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors-in-interest and permitted assigns of the respective Parties.

         7.8 Severability. In the event of the invalidity of any provisions of this Agreement, the Parties agree that such invalidity shall not affect the validity of the remaining provisions of this Agreement. The Parties will replace an invalid provision with valid provisions which most closely approximate the purpose and economic effect of the invalid provision. In the event that the terms and conditions of this Agreement are materially altered as a result of the preceding sentences, the Parties shall renegotiate the terms and conditions of this Agreement in order to resolve any inequities. Nothing in this Agreement shall be interpreted so as to require either Party to violate any Laws.

         7.9 Headings; Construction; Certain Conventions. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. Unless otherwise expressly provided herein or the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as "herein", "hereof", and "hereunder" refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa, (d) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "but not limited to", "without limitation", "inter alia" or words of similar import and (e) the word "or" shall be deemed to include the word "and" (e.g., "and/or").

         7.10 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings between the Parties, whether written or oral, with respect to the subject matter hereof. This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and signed by duly authorized representatives of CancerVax and Serono.

         7.11 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

         7.12 Remedies Cumulative. Except as expressly set forth in this Agreement, all rights and remedies available to a Party, whether under this Agreement or afforded by Law, equity or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such Party.

         7.13 Governing Law. This Agreement shall be construed, and the respective rights of the Parties determined, according to the substantive Laws of the State of California notwithstanding the provisions governing conflict of Laws thereunder to the contrary.

         7.14 Counterparts; Fax Signatures. This Agreement may be executed in any two (2) counterparts, including by facsimile, each of which, when executed, shall be deemed to be an original and both of which together shall constitute one and the same document.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, CancerVax and Serono, by their duly authorized officers, have executed this Agreement as of the date hereof.

CANCERVAX CORPORATION                   SERONO B.V.

By: /s/ David F. Hale                   By: /s/ Leon Bushara
    ------------------------------          -----------------------------------
    Name:  David F. Hale                    Name:  Leon Bushara
    Title: President and Chief              Title: Authorized Representative
           Executive Officer

                   SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

                                    Exhibit A

                  Form of Legal Opinion of Latham & Watkins LLP

                                       12636 High Bluff Drive, Suite 300
                                       San Diego, California  92130-2071
                                       Tel: (858) 523-5400  Fax: (858) 523-5450
                                       www.lw.com

[LATHAM & WATKINS LLP LOGO]

                                       FIRM / AFFILIATE OFFICES
                                       Boston        New Jersey
                                       Brussels      New York
                                       Chicago       Northern Virginia
                                       Frankfurt     Orange County
December 21, 2004                      Hamburg       Paris
                                       Hong Kong     San Diego
                                       London        San Francisco
                                       Los Angeles   Silicon Valley
                                       Milan         Singapore
                                       Moscow        Tokyo
                                                     Washington, D.C.
To Serono B.V.
c/o Serono International SA            File No.: 031862-0015
15 bis, Chemin des Mines
Case Postale 54
CH-1211, Geneve 20
Switzerland

         Re: CancerVax Corporation
             Stock Purchase Agreement and Third Amended and Restated Investors' Rights Agreement

Ladies and Gentlemen:

                  We have acted as special counsel to CancerVax Corporation, a Delaware corporation ("CANCERVAX"), in connection with the issuance of 1,000,000 shares (the "PURCHASED STOCK") of CancerVax's common stock, par value $0.00004 per share (the "COMMON STOCK"), pursuant to that certain Stock Purchase Agreement, dated as of December 15, 2004 (the "AGREEMENT"), by and between CancerVax and Serono B.V., a Netherlands corporation ("SERONO"). This letter is furnished pursuant to Section 2.2 of the Agreement.

                  As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

                  (a)      the Agreement;

                  (b) the Third Amended and Restated Investors' Rights Agreement, dated as of the date hereof, by and among CancerVax, Serono and certain of the entities and persons listed on Schedule A thereto (the "REGISTRATION RIGHTS AGREEMENT"); and

                  (c) the Amended and Restated Certificate of Incorporation of CancerVax and the Certificate of Designations of Series A Junior Participating Preferred Stock of CancerVax (collectively, the "CERTIFICATE") and the Amended and Restated Bylaws of CancerVax (and with the Certificate, the "GOVERNING DOCUMENTS").

                  The documents described in subsections (a) and (b) above are referred to herein collectively as the "TRANSACTION AGREEMENTS."

TO SERONO B.V.
DECEMBER 21, 2004
PAGE 2

[LATHAM & WATKINS LLP LOGO]

                  In our examination, we assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. In addition, we have assumed that the requisite holders of Registrable Securities (as such term is defined in the Registration Rights Agreement) required to execute and deliver the Registration Rights Agreement, in order to amend and modify the Prior Agreement (as such term is defined in the Registration Rights Agreement) and to make Serono a party to the Registration Rights Agreement have executed and delivered the Registration Rights Agreement, and that the Registration Rights Agreement is a legally valid and binding obligation of such parties.

                  With your consent we have relied upon the foregoing, including the representations and warranties of CancerVax in the Agreement, and upon certificates of officers of CancerVax and others, with respect to certain factual matters. We have not independently verified such factual matters.

                  We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of California, and in paragraphs 1, 2, 4 and 5 of this letter, the General Corporation Law of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to private equity financing transactions; provided, that no opinion is expressed as to securities laws except to the extent stated in paragraph 6 of this letter. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status or nature or extent of the business of any parties to the Transaction Agreements.

                  Subject to the foregoing and the other matters set forth herein, and except as set forth in the Agreement, it is our opinion that, as of the date hereof:

                  1. CancerVax is a corporation under the general corporation law of the State of Delaware with corporate power and authority to enter into the Transaction Agreements and perform its obligations thereunder. Based solely on certificates from public officials, we confirm that CancerVax is validly existing and in good standing under the laws of the State of Delaware.

                  2. The execution, delivery and performance of the Transaction Agreements have been duly authorized by all necessary corporate action of CancerVax, and the Transaction Agreements have been duly executed and delivered by CancerVax.

                  3. Each of the Transaction Agreements constitutes a legally valid and binding obligation of CancerVax, enforceable against CancerVax in accordance with its terms.

                  4. The execution and delivery of the Transaction Agreements by CancerVax do not:

                           (a)      violate the provisions of the Governing
Documents; or

TO SERONO B.V.
DECEMBER 21, 2004
PAGE 3

[LATHAM & WATKINS LLP LOGO]

                           (b)      violate the General Corporation Law of
Delaware or any federal or California statute, rule or regulation applicable to CancerVax.

No opinion is expressed in this paragraph 4 as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements or other laws excluded by customary practice.

                  5. The Purchased Stock has been duly and validly authorized by all necessary corporate action of CancerVax, and, when issued and paid for by you in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable.

                  6. Assuming the truthfulness of the representations of Serono set forth in the Agreement and of CancerVax's officers set forth in certificate(s) of officers, the Purchased Stock, upon issuance, delivery and payment therefor in the manner described in the Agreement, will be issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended.

                  The opinions expressed above are further subject to the following limitations, qualifications and exceptions:

                           (a)      the effect of bankruptcy, insolvency,
reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

                           (b)      the effects of general principles of equity,
whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;

                           (c)      the unenforceability under certain
circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

                           (d)      certain rights, remedies and waivers
contained in the Transaction Agreements may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions, but such laws or judicial decisions do not render the Transaction Agreements invalid or unenforceable as a whole;

                           (e)      we express no opinion as to the validity or
enforceability of any provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies and call to your attention the provisions of Sections 1717 and 1717.5 of the California Civil Code, which limit and create obligations for the payment of attorney's fees;

                           (f)      our opinions as to the Transaction
Agreements do not extend to any agreement, document, exhibit, attachment or form referred to in, or incorporated by reference in, the Transaction Agreements; and

                           (g)      we express no opinion in paragraph 3 as to
the enforceability of Section 6 of the Agreement or Section 1.10 of the Registration Rights Agreement.

TO SERONO B.V.
DECEMBER 21, 2004
PAGE 4

[LATHAM & WATKINS LLP LOGO]

                  With your consent, we have assumed that all parties to the Transaction Agreements other than CancerVax are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization; all parties to the Transaction Agreements other than CancerVax have the requisite power and authority to execute and deliver the Transaction Agreements and to perform their respective obligations under the Transaction Agreements to which they are a party; all wire transfers by parties to the Agreement will be honored; and the Transaction Agreements to which such parties other than CancerVax are a party have been duly authorized, executed and delivered by such parties and constitute their legally valid and binding obligations, enforceable against them in accordance with their terms, and that the status of the Transaction Agreements as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumption to the extent we have specifically opined as to such matters with respect to CancerVax herein.

                  We bring your attention to the fact that certain of the attorneys in this firm who have rendered, and will continue to render, legal services to CancerVax hold securities of CancerVax.

                  This letter is furnished only to you and is solely for your benefit in connection with the transactions covered hereby. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

                                                Very truly yours,

                                                /s/ Latham & Watkins LLP